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                                                                  EXHIBIT 10.107

                          ONYX ACCEPTANCE CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

        Effective January 1, 2000 (the "Effective Date"), Onyx Acceptance Corporation (the "Company") hereby establishes the Onyx Acceptance Corporation Non-Qualified Deferred Compensation Plan (the "Plan") for the benefit of those Participants and their Beneficiaries eligible to be covered under the Plan.

                                    ARTICLE I
                               PURPOSE OF THE PLAN

        1.1 PLAN PURPOSE. The Plan is established for the purpose of providing retirement benefits for a select group of management or highly compensated employees of the Company and is intended to be an unfunded plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"). All benefits under the Plan will be provided solely from the general assets of the Company. It is intended that the Plan be exempt from Parts II, III and IV of Title I of ERISA pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

                                   ARTICLE II
                                   DEFINITIONS

        Whenever capitalized in the text, the following terms shall have the meaning set forth below.

        2.1 ACCOUNT. "Account" means the bookkeeping entry maintained by the Company for the purpose of accounting for the benefits accrued by a Participant under the Plan. The Plan may maintain multiple Accounts for the purpose of allocating different types of contributions under Article IV.

        2.2 ADJUSTED ACCOUNT VALUE. "Adjusted Account Value" means the fair market value of the assets held by the Company for the Account of a Participant, including the Deferrals of the Participant through the date of the valuation adjusted for the net investment gains and losses.

        2.3 BENEFICIARY. "Beneficiary" means:

        (a) The Participant's surviving spouse;

        (b) If his surviving spouse is still alive, the Participant may designate another person to be the Beneficiary only if his spouse consents in writing to the designation of such person as the Beneficiary and the consent acknowledges the effect of the designation and is witnessed by an officer of the Company or a notary public, or it is established to the satisfaction of an officer of the Company that the consent required under this paragraph may



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not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as may be authorized by the Committee.

        (c) In the case where a deceased Participant failed to designate a Beneficiary, the Committee is unable to locate a designated Beneficiary, the Beneficiary predeceased the Participant, or the designation of the Beneficiary by the Participant is legally ineffective, any distribution on behalf of a Participant shall be paid to the person or persons included in the highest priority category among the following:

                (i) The Participant's surviving Spouse;

                (ii) The Participant's surviving children, including adopted children;

                (iii) The Participant's surviving parents;

                (iv) The Participant's surviving brothers and sisters (whether whole or half-blood); or

                (v) The Participant's estate. In the event the Participant has neither a surviving spouse nor a properly designated Beneficiary, the remaining portion of his benefit shall be made to his estate.

        2.4 BOARD. "Board" or "Board of Directors" means the Board of Directors for the Company.


        2.5 CHANGE IN CONTROL. "Change in Control" of the Company means the close of any transaction pursuant to which there shall be consummated:

        (a) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property. In the event that a merger of the Company occurs in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of at least 80% of common stock of the surviving corporation immediately after the merger, a Change in Control shall not occur;

        (b) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than in connection with the Company's warehouse financing or securitization transactions;



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        (c) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

        (d) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of 20% or more of the Company's outstanding common stock (other than any such person who is the record owner of at least 15% of the Company's outstanding common stock on the date hereof, other than nominees) without regard to family or entity ownership attribution rules.

        2.6 COMMITTEE. "Committee" means the Committee described in Article VII.

        2.7 COMPANY. "Company" means Onyx Acceptance Corporation, a Delaware corporation.

        2.8 COMPENSATION. "Compensation" means the amount indicated on the Form W-2 or Form 1099 issued to a Participant. Except as otherwise expressly provided in this Plan to the contrary, "Compensation" shall include those amounts that represent elective deferrals with respect to a plan of Company qualified under either Code Sections 125 or 401(k).

        2.9 DEFERRALS. "Deferrals" means the elective pre-tax contributions made by Participants pursuant to an election made under the provisions of Article IV.

        2.10 DISABLED OR DISABILITY. "Disabled" or "Disability" means that the Participant has been determined to be disabled under the individual or group long-term disability plan in place for Company benefiting the Participant. In the event that the Company does not maintain any long term disability plan, "Disabled" or Disability" means a condition causing an individual to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

        2.11 DISTRIBUTION EVENT. "Distribution Event" means the Participant's death, Disability or attainment of Normal Retirement Age or a termination of the Participant's employment following a Change of Control.

        2.12 401(k) PLAN. "401(k) Plan" means the Onyx Acceptance Corporation 401(k) Plan.

        2.13 INSURANCE POLICY. "Insurance Policy" means a permanent life insurance policy issued by a life insurance company licensed to do business in California that the



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Participant, in his sole discretion, has designated for the purpose of investing the amounts held in his Account. The Company shall own the Insurance Policy. Notwithstanding the designation of the Insurance Policy under this Section, such asset is intended to be solely a measure for the growth factor to be added to the amounts accrued on the books of the Company, and shall in no way alter the parties' intent that this Agreement be unfunded as set forth in Article V.

        2.14 PARTICIPANT. "Participant" means any employee, independent contractor or member of the Board of Directors of the Company who is a highly compensated employee of the Company within the meaning of Title I of ERISA and has been enrolled in this Plan in accordance with the provisions of Article III. "Participant" does include a former employee who has terminated his employment with the Company, but has not been paid the full amount held in his Account in the Plan.

        2.15 PLAN YEAR. "Plan Year" means the calendar year, January 1 through December 31.

        2.16 QUALIFIED SALARY REDUCTION AGREEMENT. "Qualified Salary Reduction Agreement" means an agreement, delivered in accordance with and effective under the 401(k) Plan, by which a Participant elects to transfer all or a portion of his Deferrals under the Plan to the 401(k) Plan as qualified elective deferrals under the 401(k) Plan.

        2.17 RETIREMENT DATE. "Retirement Date" means the date on which the Participant terminates his employment with the Company after he has attained the age of fifty-five.

        2.18 SEPARATION FROM SERVICE. "Separation from Service" means the termination of the Participant's employment with the Company for any reason other than a Distribution Event.

        2.19 TRUST. "Trust" means the trust created by The Onyx Acceptance Corporation Non-Qualified Deferred Compensation Plan Trust Agreement.

        2.20 TRUSTEE. "Trustee" means the person(s) or entity acting as Trustee of the Trust.

        2.21 VALUATION DATE. "Valuation Date" means the last day of each Plan Year (December 31), unless the Committee, in its sole discretion, selects an alternative date.

        2.17 VESTED INTEREST. "Vested Interest" means the portion of the Participant's Account in the Plan which, following a Separation from Service, may be distributed to the Participant upon the satisfaction of the requirements of Section 6.3.



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        2.18 YEAR OF SERVICE. The Participant shall be deemed to have earned a
"Year of Service" if the Participant is employed by the Company continuously for 365 days. Year of Service shall be determined based upon the Participant's date of hire. Years of Service completed before the Effective Date shall be considered.

                                   ARTICLE III
                                  PARTICIPATION

        3.1 ELIGIBILITY. Any individual that is employed by the Company or is a member of the Board and is a highly compensated employee under Title I of ERISA is eligible to become a Participant in the Plan. The Board, in its sole discretion, may designate those individuals eligible to participate in the Plan. Each individual so designated shall automatically become a Participant as of the date determined by the Board. Each Participant who has commenced participation in the Plan shall continue to be a Participant until all of his benefits have been paid in full under the terms of the Plan. The persons designated as Participants as of the Effective Date are those individuals set forth on Exhibit "A" attached hereto and incorporated herein by this reference.

                                   ARTICLE IV
                              PARTICIPANT DEFERRALS

        4.1 CREDITING OF AMOUNTS TO ACCOUNTS. The Company shall establish and maintain in its books and records a separate, unfunded Account for the purpose of recording the value of each Participants' benefits under the Plan. The Account shall be a bookkeeping entry and shall not entitle any individual Participant to any specific asset or assets of the Company.

        4.2 DEFERRAL OF COMPENSATION. Each Plan Year, the Company shall credit to the Account of each Participant an amount equal to the Deferrals made by that Participant in that Plan Year. Plan Year shall be the calendar year (January 1 through December 31). All such credits shall be credited to the Account of each Participant on the last day of the calendar month in which the Deferral amount is deducted from the Participant's paycheck. The Committee shall prescribe such rules and procedures as it deems necessary or appropriate regarding the deferral election under this Section. These rules may provide that deferral elections may be made on a more frequent basis or at other times than as set forth above.

        4.3 COMPANY CONTRIBUTIONS. In addition to Deferrals, each Plan Year, the Company may set aside for the benefit of each Participant an amount, if any, determined by the Board of Directors in its sole and absolute discretion.

        4.4 TRANSFER OF CONTRIBUTIONS TO THE 401(k) PLAN. Each Participant may irrevocably elect to transfer all or a portion of his Deferrals to the 401(k) Plan pursuant to a



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Qualified Salary Reduction Agreement. The Committee shall prescribe such rules and procedures as it deems necessary or appropriate regarding the transfer of funds to the 401(k) Plan pursuant to a Qualified Salary Reduction Agreement under this Section. These rules may provide that deferral elections may be made on a more frequent basis or at other times than as set forth above. In the event that the Company makes a matching contribution to the 401(k) Plan and the Company makes a Company Contribution under the Plan, the Company may direct the Committee to transfer that portion of the Company Contribution representing the matching contribution for each Participant who has made a Qualified Salary Reduction Agreement.

        4.5 EARNINGS. The Company intends to provide each Participant a growth factor on the Deferrals set aside for his benefit under Section 4.2 and the Company Contributions, if any, under Section 4.3. Pursuant to such rules and procedures as may be prescribed by the Committee, the Committee shall invest the amounts allocated to the Participant's Accounts in the manner that the Committee, in its sole and absolute discretion, determines. In the event that the Committee chooses to invest the Deferrals and Company Contributions, if any, allocated to the Participants' Accounts, the growth factor under this Section shall be based upon the designated fund's actual performance, net of any fees, costs and expenses, whether positive, negative or neutral. The value of each Participant's Account on any Valuation Date shall be an amount equal to the Adjusted Account Value.

        4.6 INVESTMENT DIRECTION. The Committee shall be responsible for the selection of the manner in which the Adjusted Account Value of each Participant's Account is invested. In the event that an Insurance Policy is held in a Participant's Account, the Committee shall be responsible for the selection of the manner in which the Adjusted Account Value of that Insurance Policy (that are not used to purchase current life insurance protection) are invested.

                                    ARTICLE V
                                BENEFITS UNFUNDED

        5.1 BENEFITS UNFUNDED. The benefits under this Plan shall not be funded, but shall constitute an unsecured liability payable, when due, by the Company out of its general assets. Each Participant is required to rely solely upon the Company's unsecured promise to pay the benefits. In the event of a bankruptcy or insolvency of the Company, each Participant will be only a general creditor of the Company. All amounts credited to the Account of a Participant represent a bookkeeping entry for the purpose of maintaining the amount of benefits promised by the Company under the Plan.



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        5.2 REVALUATION OF ACCOUNTS ON EACH VALUATION DATE. Within sixty days after each Valuation Date, the Committee shall revalue the Accounts of each Participant as of the applicable Valuation Date so as to reflect any increase or decrease in the fair market value of the assets in each Participant's Account as of that date as compared with the value of the assets in the Participant's Account determined as of the immediately preceding Valuation Date.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS

        6.1 NORMAL DISTRIBUTION OF BENEFITS. Subject to Section 6.8 below, within ninety days (unless extended by the Company for good cause) of the close of the Plan Year in which a Distribution Event occurs, the Company shall pay to that Participant an amount equal to the Participant's Account in a single lump sum payment of cash. In lieu of a cash distribution, the Company may, in its sole discretion, satisfy its obligations under this Section by transferring the Insurance Policy or any other asset held by the Trust to the Participant.

        6.2 TERMINATION OF EMPLOYMENT. In the event that the Participant incurs a Separation from Service prior to a Distribution Event, the Company shall pay to the Participant an amount equal to his Vested Interest within ninety days (unless extended by the Company for good cause) of the date on which his employment terminates with the Company. The Participant's benefit shall be paid in the manner determined under Section 6.1 above.

        6.3 VESTED INTEREST UPON SEVERANCE. The Participant shall always be 100% vested in his Deferrals Account. During the Participant's period of employment with the Company, in the event his employment with the Company terminates due to a Distribution Event or a Change in Control occurs, his Vested Interest in his Account attributable to Company Contributions shall be 100%. In the event the Participant incurs a Separation from Service prior to a Distribution Event or the occurrence of a Change in Control, the Vested Interest of the Participant in his Account shall be determined on the basis of his Years of Service, in accordance with the following schedule:

YEARS OF SERVICE                           VESTED PERCENTAGE
----------------                           -----------------
     1 year                                           0%
     2 years                                         20%
     3 years                                         40%
     4 years                                         60%
     5 years                                         80%
6 years or more                                     100%



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        6.4 DEATH BENEFIT. In the event that the Company elects to purchase an
Insurance Policy on the life of any Participant, the Participant's Account shall include an amount equal to the Adjusted Account Value on the day prior to the death of the Participant. If the Company elects to purchase an Insurance Policy, in addition to the Participant's Account, the Company shall pay the Participant's Beneficiary as a death benefit in amount equal to the death benefit of the Insurance Policy reduced by the value of the Participant's Account.

        6.5 PAYEES UNDER LEGAL DISABILITY. If any payee is a minor, or if the Board reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Board may have the payment, or any part of it, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

        6.6 PAYMENT OF BENEFITS. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of a Participant, to that of the Beneficiary). Each Participant shall be responsible for furnishing the Company with the Participant's correct current address and the correct current name and the address of his Beneficiary.

        6.7 CLAIMS PROCEDURE. In the event a Participant's claim for benefit is denied (in whole or in part), the denial and the appeal of the decision shall be handled in accordance with the provisions of Department of Labor Regulation 2560.503-1.

        6.8 OPTION TO DEFER BENEFITS. Notwithstanding the provisions of Section
6.1 and 6.2, at any time prior to the first day of the Plan Year in which a Participant's Deferrals become distributable under Section 6.1, by mutual agreement between the Company and the Participant, any Participant may irrevocably elect to defer the payment of his Account to another date. Any such election shall designate the date of commencement (the "Deferred Date"). In all cases, the Deferred Date shall be on or before the tenth anniversary of the date the Account would have otherwise been payable. Any election under this Section shall be in writing and shall specify the Deferred Date.

        6.9 OPTIONAL METHOD OF DISTRIBUTION. Notwithstanding the provisions of Sections 6.1 and 6.3, a Participant who has completed four or more years of participation in the Plan and has an Account with in excess of $25,000, may irrevocably elect to have the Company purchase a fully paid annuity with the balance of his Account that provides for the payment of his benefits over a period certain. Any election under this Section shall be in writing. The Committee shall prescribe such rules and procedures as it deems necessary or appropriate regarding the election under this Section.



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        6.10 HARDSHIP DISTRIBUTIONS. In the event a Participant incurs a
"financial hardship," as defined under Section 401(k) of the Code, the Participant may withdraw the amounts held in his Account by executing and delivering to the Human Resources Department for the Company written notice of hardship withdrawal on the form provided by the Company. The amount of the distribution shall be limited to the amount necessary to satisfy the financial hardship. Immediately prior to a distribution under this Section, the Participant shall forfeit an amount equal to 10% of the value of the distribution from his Account. The Committee will prescribe such rules and procedures as it deems necessary to implement the provisions of this Section.

                                   ARTICLE VII
                               PLAN ADMINISTRATION

        7.1 PLAN ADMINISTRATION.

        (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Committee appointed by the Board. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

        (b) In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

                (i) To designate agents to carry out responsibilities relating to the Plan;

                (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by the Participant, Beneficiary or other person whatsoever;

                (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

        (c) Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participant and Beneficiaries. All discretionary powers conferred upon the Committee shall be absolute.

        7.2 LIMITATION ON LIABILITY. No employee or member of the Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify



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each member of the Committee, and any other employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

                                  ARTICLE VIII
                              MISCELLANEOUS MATTERS

        8.1 AMENDMENT AND TERMINATION. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to prospectively amend, modify, or terminate the Plan at any time by action of the Board. Upon termination of the Plan, the Company may either freeze benefits under the Plan and distribute those benefits in accordance with the terms of the Plan or the Company may provide that all benefits shall become payable immediately upon the termination of the Plan. No such amendment or termination shall operate to decrease or forfeit the Account of any Participant. Retroactive amendments shall be enforceable only if consented to by the Participant.

        8.2 BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

        8.3 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and the Participant or to be consideration for, or an inducement to, or a condition of, the employment of the Participant. Nothing contained in the Plan shall be deemed to give the right to the Participant to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time.

        No person shall have any right to any benefits under this Plan, except to the extent expressly provided herein.

        8.4 GOVERNING LAW. To the extent not preempted by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

        8.5 ARBITRATION. Any controversy, dispute or claim arising out of or in connection with or relating to this Plan will, after satisfying the requirements of Section 6.6, be submitted by the parties to arbitration by the American Arbitration Association in the County of Orange, State of California, in accordance with the commercial rules then in effect for that Association. Each party shall choose one arbitrator within thirty days of receipt of notice of the intent to arbitrate. Within sixty days of receipt of the notice of intent to arbitrate, the two arbitrators shall choose a neutral third arbitrator who shall act as chairman.



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The award rendered by the arbitrators shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment upon such award may be entered in any court having jurisdiction thereof.

        IN WITNESS WHEREOF, in order to record the adoption of the Plan, Onyx Acceptance Corporation has caused this instrument to be signed by its duly authorized officer to be effective January 1, 2000.

                                       ONYX ACCEPTANCE CORPORATION

                                       BY:
                                          --------------------------------------

                                       ITS:
                                           -------------------------------------



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                                   EXHIBIT "A"




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